Exhibit 10.4

THE DAVEY TREE EXPERT COMPANY
RETIREMENT BENEFIT RESTORATION PLAN

          The Davey Tree Expert Company hereby establishes, effective as of January 1, 2003, The Davey Tree Expert Company Retirement Benefit Restoration Plan for the purpose of supplementing the retirement benefits of certain employees who are eligible to participate in accordance with the terms hereof, including as permitted by Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE I

DEFINITIONS

          1.1     Definitions.  For the purposes hereof, the following words and phrases shall have the meanings indicated, unless a different meaning is plainly required by the context:

                    (a)     The term "Actuarial Equivalent" shall mean a benefit of equivalent actuarial value determined on the basis of the UP-84 Mortality Table and interest at 7% per annum.

                    (b)     The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    (c)     The term "Company" shall mean The Davey Tree Expert Company, an Ohio corporation, its corporate successors and the surviving corporation resulting from any merger of The Davey Tree Expert Company with any other corporation or corporations.

                    (d)     The term "Employee" shall mean any person employed by the Company who is a Participant in the Employee Retirement Plan and who is designated by the
          Compensation Committee of the Board of Directors of the Company as eligible to participate in this Plan.

                    (e)     The term "Employee Retirement Plan" shall mean The Davey Tree Expert
          Company Employee Retirement Plan as the same shall be in effect on the date of an
          Employee's retirement, death, or other termination of employment.

                    (f)     The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    (g)     The term "Plan" shall mean the excess defined benefit plan as set forth herein, together with all amendments hereto, which Plan shall be called "The Davey Tree Expert
          Company Retirement Benefit Restoration Plan."

                    (h)     The term "Spouse" shall mean the person, if any, to whom the Participant is legally married on his Severance Date.

          1.2     Additional Definitions.  All other words and phrases used herein shall have the meanings given them in the Employee Retirement Plan, unless a different meaning is clearly required by the context.

ARTICLE II

EXCESS RETIREMENT BENEFIT

          2.1     Eligibility.  An Employee who retires, dies, or otherwise terminates his employment with the Company under conditions (including attainment of fully vested status under the terms of the Employee Retirement Plan) which make such Employee or his Spouse eligible for a benefit under the Employee Retirement Plan, and whose benefit under the Employee Retirement Plan is limited by Section 401(a)(17) and/or Section 415 of the Code, shall be eligible for a retirement restoration benefit determined in accordance with the provisions of Section 2.2.

          2.2     Amount.  Subject to the provisions of Article III, the monthly retirement restoration benefit payable to an eligible Employee or his Spouse shall be such an amount which, when added to the monthly retirement benefit payable (before any reduction applicable to an optional method of payment) to such Employee or his Spouse, as the case may be, under the Employee Retirement Plan, equals the monthly retirement benefit that would have been payable (before any reduction applicable to an optional method of payment) under the Employee Retirement Plan to the eligible Employee or his Spouse if the limitations of Section 401(a)(17) and Section 415 of the Code were not in effect.

          2.3     Payments.  All payments under the Plan to an eligible Employee or his Spouse shall be made by the Company solely from its general assets.  The terms of payment of the retirement restoration benefit shall be identical to those specified in the Employee Retirement Plan for the type of benefit the Employee or his Spouse receives under the Employee Retirement Plan.  Notwithstanding the foregoing and the provisions of Article III, if the Actuarial Equivalent single sum value of the retirement restoration benefit payable under the Plan to any eligible Employee or his Spouse is $25,000 or less, such retirement restoration benefit shall be paid in a single sum payment in lieu of any other benefit under the Plan, as soon as administratively feasible after his retirement, death, or other termination of employment.

ARTICLE III

OPTIONAL METHODS OF PAYMENT

          If an optional method of payment, whether automatic or selected by the Employee, is applicable to the benefit payable to the eligible Employee or his Spouse under the Employee Retirement Plan, then payment of the retirement restoration benefit under the Plan shall be made in accordance with the terms and provisions applicable to such option; provided, however, that an Employee may not select a contingent annuitant other than his Spouse.  The amount of any retirement restoration benefit payable to an eligible Employee or his Spouse shall be reduced to reflect any such optional method of payment.  In making the determination and reductions provided for in this Article III, the Company may rely upon calculations made by the independent actuaries for the Employee Retirement Plan, who shall apply the assumptions then in use in connection with the Employee Retirement Plan.

ARTICLE IV

ADMINISTRATION

          The Plan consists in part of an "excess benefit plan," as defined in ERISA, and is also a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.  Accordingly, the Plan shall be construed and administered in the manner appropriate to maintain the Plan's status as such under ERISA.  To the extent that ERISA applies to the Plan, the Company shall be the "named fiduciary" of the Plan and the "plan administrator" of the Plan.  The Company shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making any required benefit payments under the Plan.  The Company shall have all such powers as may be necessary or appropriate to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any benefit hereunder and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan.  The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties.

ARTICLE V

AMENDMENT AND TERMINATION

          The Company reserves the right in its sole and absolute discretion to amend or terminate the Plan at any time by action of its Board of Directors; provided, however, that no such action shall adversely affect any Employee or his Spouse who is then receiving retirement restoration benefit payments under the Plan, unless an equivalent benefit is provided under the Employee Retirement Plan or another plan sponsored by the Company.

ARTICLE VI

MISCELLANEOUS

          6.1     Non-Alienation of Retirement Rights or Benefits.  No Employee or Spouse shall encumber or dispose of his right to receive any payments hereunder, which payments or the right thereto are expressly declared to be nonassignable and nontransferable.  If an Employee or his Spouse attempts to assign, transfer, alienate or encumber his right to receive any payment hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then thereafter during the life of such Employee or his Spouse, and also during any period in which any Employee or his Spouse is incapable in the judgment of the Company of attending to his financial affairs, any payments which the Company is required to make hereunder may be made, in the discretion of the Company, directly to such Employee or his Spouse or to any other person for his use or benefit or that of his dependents, if any, including any person furnishing goods or services to or for his use or benefit or the use or benefit of his dependents, if any.  Each such payment may be made without the intervention of a guardian, the receipt of the payee shall constitute a complete acquittance to the Company with respect thereto, and the Company shall have no responsibility for the proper allocation thereof.

          6.2     Plan Non-Contractual.  Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period, and all Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

          6.3     Interest of Employee.   The obligation of the Company under the Plan to provide an Employee or his Spouse with a retirement restoration benefit merely constitutes the unfunded, unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company with respect to such benefits greater than that of a general creditor of the Company.

          6.4     Claims of Other Persons.  The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

          6.5     No Competition.  The right of any Employee or his Spouse to a retirement restoration benefit will be terminated, or, if payment thereof has begun, all further payments will be discontinued and forfeited in the event the Employee at any time subsequent to the effective date hereof (i) wrongfully discloses any secret process or trade secret of the Company or any of its subsidiaries, or (ii) engages, either directly or indirectly, as an officer, trustee, employee, consultant, partner, or substantial shareholder, on his own account or in any other capacity, in a business venture that within the two-year period following his retirement or termination of employment, the Company's Board of Directors reasonably determines to be competitive with the Company to a degree materially contrary to the Company's best interest.

          6.6     Severability.  The invalidity or unenforceability of any particular provision of the Plan shall not effect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

          6.7     Governing Law.  The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

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          EXECUTED this 19th day of May, 2004.

                                                                             THE DAVEY TREE EXPERT COMPANY

                                                                             By:  David E. Adante
                                                                             Title:  Executive Vice President, CFO and
                                                                                        Secretary